Exhibit 99.1

CUBESMART

ARTICLES OF AMENDMENT

CubeSmart, a Maryland real estate investment trust (the “Trust”) under the Maryland REIT Law, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article VI, Section 6.1 of the Trust’s Declaration of Trust (the “Declaration of Trust”) is hereby amended in its entirety to read as follows:

“Section 6.1.                                     Authorized Shares.  The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The total number of Shares of all classes that the Trust has authority to issue is 440,000,000, $0.01 par value per share. The aggregate par value of all Shares is $4,400,000. 400,000,000 Shares are initially classified as common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 40,000,000 Shares are initially classified as preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).”

SECOND: Article VII, Section 7.1 of the Declaration of Trust is hereby amended by deleting the definitions of “Designated Investment Entity”, “Designated Investment Entity Limit”, “Excepted Holder”, “Excepted Holder Limit” and “Qualified Investment Manager” in their entirety, and by amending the definition of “Ownership Limit” in its entirety to read as follows:

“Ownership Limit.  The term “Ownership Limit” shall mean (i) with respect to the Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.”

THIRD: Article VII, Section 7.2.1(a)(i)(1) of the Declaration of Trust is hereby amended in its entirety to read as follows:

“No Person shall Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit; and”

FOURTH: Article VII, Section 7.2.4(a) of the Declaration of Trust is hereby amended in its entirety to read as follows:

“every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided, that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit; and”

FIFTH: Article VII, Section 7.2.7 of the Declaration of Trust is hereby amended in its entirety to read as follows (including, for the avoidance of doubt, the deletion of subsection (d) thereof in its entirety):

“(a) The Board may exempt a Person from the Ownership Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of such Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exemption granted under this subparagraph (a); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (2) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exemption granted under this subparagraph (a); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a)).

(b) Prior to granting any exemption pursuant to subparagraph (a), the Board, in its sole and absolute discretion, may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.”

SIXTH: Article VII, Section 7.2.8 of the Declaration of Trust is hereby amended in its entirety to read as follows:

“Increase in Ownership Limit. The Board of Trustees may increase the Ownership Limit subject to the limitations provided in this Section 7.2.8.

(a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code, could Beneficially Own, in the aggregate, more than 49% of the value of the outstanding Shares.

(b) Prior to the modification of the Ownership Limit pursuant to this Section 7.2.8, the Board, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT if the modification in the Ownership Limit were to be made.”

SEVENTH: Article VII, Section 7.2.9 of the Declaration of Trust is hereby amended in its entirety to read as follows:

“Legend. Each certificate for Shares shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust; (iii) no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the limitations set forth in the Trust’s

Declaration of Trust must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.”

EIGHTH: This amendment to the Declaration of Trust (“Amendment”) has been duly advised by the Board of Trustees of the Trust in the manner and by the vote required by law and approved by the requisite vote of the shareholders of the Trust in the manner and by the vote required by law.

NINTH: Prior to the filing of this Amendment, the Trust had authority to issue 240,000,000 shares beneficial interest, consisting of 200,000,000 Common Shares, $0.01 par value per share and 40,000,000 Preferred Shares, $0.01 par value per share.  Upon effectiveness of this Amendment, the Trust will have authority to issue 440,000,000 shares of beneficial interest, consisting of 400,000,000 Common Shares, $0.01 par value per share 40,000,000 Preferred Shares, $0.01 par value per share.

TENTH: Prior to the filing of this Amendment, the aggregate par value of all authorized shares was $2,400,000.  Upon effectiveness of this Amendment, the aggregate par value of all authorized shares will be $4,400,000.

ELEVENTH: The undersigned Chief Executive Officer of the Trust acknowledges this Amendment to be the act of the Trust, and, as to all matters or facts required to be verified under oath, that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and such statement is made under the penalties for perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Trust has caused this Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 27th day of May, 2015.

ATTEST:	CUBESMART

/s/ Jeffrey P. Foster	/s/ Christopher P. Marr
Jeffrey P. Foster	Christopher P. Marr
Secretary	Chief Executive Officer